UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd., entered into a Supplemental Agreement, dated July 26, 2016, by and among NCLC, as guarantor, Breakaway Four, Ltd. (the “Borrower”), as borrower, NCL International Ltd., as shareholder, and KfW IPEX-Bank GmbH (“KfW”), as facility agent and lender (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of October 12, 2012, by and among NCLC, as parent, the Borrower, and KfW, as facility agent and lender (the “Existing Credit Agreement”). The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things, increase the aggregate principal amount of commitments under the multi-draw term loan credit facility from €590,478,870 to €729,854,685.50.

Except as provided in the Credit Agreement Amendment, all other provisions of the Existing Credit Agreement remain in full force.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 29th day of July, 2016.

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary